SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
August 17, 2010

UNITED ENERGY CORP.
(Exact Name of Registrant as Specified in Charter)

Nevada (State or Other Jurisdiction of Incorporation)	000-30841 (Commission File Number)	22-3342379 (IRS Employer Identification No.)

600 Meadowlands Parkway, Secaucus, New Jersey 07094 (Address of Principal Executive Offices, including Zip Code)

Registrant's telephone number, including area code: (800) 327-3456

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors;Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 17, 2010, effective immediately, Peter Garson-Rappaport resigned from the Board of Directors of United Energy Corp. (the “Company”).  The resignation of Mr. Garson-Rappaport was not a result of any disagreement with the Company.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 19, 2010

UNITED ENERGY CORP.

/s/ Ronald Wilen
Name: Ronald Wilen
Title: Chief Executive Officer